EXHIBIT 99.7


                            HARVEY ELECTRONICS, INC.

For Immediate Release
April 18, 2006

Harvey Electronics Announces Large Capital Infusion by Several Institutional Investors Led by Former Fortune 500 CEOs.

Lyndhurst, NJ, April 18, 2006 -- Harvey Electronics Inc. (NASDAQ Capital Market symbol "HRVE"), the New York area's leading retailer and installer of high-end home theaters, announced today that it would receive approximately $4.0 million in growth capital from several institutional investors led by Trinity Investment Partners LLC, a private equity firm comprised of former Fortune 500 CEOs from some of the world's most successful branded consumer products companies. Joining Trinity is Firebrand Partners LLC, an investment firm focused on the specialty retail sector.

Three of Trinity's Management Partners are expected to join the Harvey Board of Directors including Ron Jones, former Chairman and CEO of Sealy mattresses, President of HON Industries office furniture and President of Masco's Home Furnishings group, and Charles Berger, formerly Chairman and CEO of Scotts lawn and garden and Heinz' Weight Watchers division. Also expected to join the Board is Firebrand Partners' Scott Galloway, founder and former Chairman of specialty retail firm Red Envelope. Another Trinity Management Partner, Peter Larson, is expected to take the role of Special Advisor to the Chairman. Larson is formerly Chairman and CEO of Brunswick Corporation, Worldwide Chairman of the Consumer and Personal Care group of Johnson & Johnson, and President of the Health, Infant and Adult Care sectors of Kimberly-Clark.

The Company will use the capital primarily to refurbish existing stores and add new locations focused on the Harvey Design Studio retail concept that will showcase Harvey's premium products and services in attractive home "lifestyle vignettes" that reflect the design and comfort found in the homes of its high-end customers. In addition, the funds will be used for general corporate purposes and working capital.

Franklin Karp, Harvey's CEO, commented, "It's a great day for our shareholders, our customers, and our employees. The infusion of this equity growth capital combined with the talents of the CEOs who will be joining our Board is unprecedented for a small-cap consumer electronics company. Trinity's partners bring an extraordinary track record of success in building some of the world's most successful branded consumer products companies. Harvey's goal is to become the dominant installer of high-end home theaters in the New York metropolitan region, and we now have the money and the management talent to pursue our ambitions."

Harvey's current Chairman, Michael Recca, stated, "This transaction will benefit all of Harvey's shareholders. The Company clearly needs additional capital to develop its business plan, but capital alone is not sufficient. The Trinity transaction adds the crucial element of sophisticated and experienced Directors whose expertise will be invaluable in enabling the Company to reach the next level. Moreover, unlike other recent convertible preferred issues by small-cap companies, this is true equity capital with the preferred stock convertible at a fixed price of $0.70 per share. It is a real endorsement of the potential of the Harvey brand that sophisticated operators and investors are eager to put so much growth capital into the Company on such favorable terms. If you have not been watching Harvey Electronics, you should be now. Although I am stepping down as Chairman, I do so confident that the company, management, employees and shareholders are in good and capable hands and that Harvey faces a bright future."

Andy Stackpole, Trinity's founder and a former Managing Director in Merrill Lynch's Global Consumer Products group, is expected to become Chairman of Harvey. It is expected that Harvey's other Board members will be stepping down and will be replaced by a new slate of Directors to be voted on by shareholders. Harvey's management team, including CEO Franklin Karp and CFO Joseph Calabrese, will remain with the company in their current positions following the investment.

Stackpole stated, "We view Harvey as the nation's premier platform to invest in the incredible growth that is taking place in the high-end home theater installation market. Already the leading player in the country's most important region for premium audio and video, Harvey is also the #4 competitor nationally. This is a $3 billion + market which is growing in excess of 20% per year. With Harvey's brand, experience, and infrastructure we believe it is well-positioned to capitalize on this growth."

Joseph Calabrese, Harvey's CFO, commented, "The business and financial logic of this deal are obvious. Moreover, this significant infusion of new equity on our balance sheet is a transforming event for the Company."

The investors will purchase newly issued shares of 8% Convertible Preferred Stock, convertible into common stock at $0.70 per share and receive approximately 1.7 million Series A 7-year warrants exercisable at $1.40 per share. The transaction is subject to shareholder approval, which the Company will seek at a special meeting of shareholders. Complete details of the transaction will be available in an 8-K filing with the Securities and Exchange Commission, including items such as registration rights, and the Company's Proxy Statement which will be mailed to shareholders.

     SHAREHOLDERS ARE URGED TO READ THE REGISTRANT'S PROXY STATEMENT RELATING TO THE TRANSACTIONS DESCRIBED HEREIN WHEN IT IS AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain copies of the proxy statement and any other relevant document for free from the website of the Securities and Exchange Commission, www.sec.gov, or by directing a request to Joseph J. Calabrese of the Registrant at jcalabrese@harveyonline.com or (201) 842-0078.

     Harvey Electronics, Inc., the investors in the company's 8% Convertible Preferred Stock, and vFinance Investments, Inc., the Company's placement agent, and their respective directors, members, managers, and officers may be deemed to be participants in the solicitation of proxies from Harvey shareholders in connection with the proposed transactions. Information about the ownership of Harvey stock, if any, by these persons is set forth in the proxy statement for Harvey's 2005 Annual Meeting of Shareholders.


About Harvey Electronics, Inc.

Harvey Electronics is a leading retailer and custom installer of high quality, exclusive home theater, audio and video products in the metropolitan New York area. The Company currently operates a total of nine locations; eight Harvey showrooms and one separate Bang & Olufsen branded store. There are two Harvey locations in Manhattan and six suburban locations in Paramus, New Jersey; Mt. Kisco, in Westchester; Greenwich, Connecticut; Greenvale/Roslyn, on the north shore of Long Island, in Eatontown, New Jersey and our newest store in Bridgewater, New Jersey. The Bang & Olufsen branded store is located in Union Square on 927 Broadway at 21st Street, in Manhattan. The Company also has a Bang & Olufsen showroom within our Harvey retail store in Greenwich, Connecticut.

Audio Video International, a well-respected trade publication, has named Harvey Electronics a national "Top Ten Retailer of the Year", seven years in a row.

Please visit a Harvey store or one of our Bang & Olufsen showrooms. Also, please inquire about Harvey's custom installation services.

From time to time, information provided by the Company, statements made by its employees or information, included in its filings with the Securities and Exchange Commission may contain statements, which are so-called "forward-looking statements" and not historical facts. Forward-looking statements can be identified by the use of words such as "believe", "expect", "intend",
"anticipate", "in my opinion", and similar words or variations. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company's actual future results may differ significantly from those stated in any forward-looking statements. Forward-looking statements involve a number of risks and uncertainties, including, but not limited to, product demand, pricing, market acceptance, litigation, risks in product and technology development and other risk factors detailed in the Company's Prospectus dated March 31, 1998 and from time to time in the Company's Securities and Exchange Commission reports including its Form 10-K and Forms 10-Q.

For  more   information   and   showroom   locations,   visit  our   website  at
www.harveyonline.com.

CONTACTS:
o        Michael E. Recca,
         Chairman of the Board
         Tel. (212) 709-1907, Fax: (212) 709-1952
         Email: mer@skycapitalholdings.com
o        Franklin C. Karp, CEO/President,
         E-mail: fkarp@harveyonline.com or
         Joseph J. Calabrese, Executive Vice President & CFO
         E-mail: jcalabrese@harveyonline.com
         Harvey Electronics, Inc.
         Tel. (201) 842-0078, Fax (201) 842-0317

About Trinity Investment Partners LLC

Trinity Investment Partners LLC is an investment firm focused on management buyouts, recapitalizations, and growth capital investments in the branded consumer products and retail sectors. Trinity's Management Partners are among the most experienced and successful executives in the branded consumer products industry. In the aggregate, they have:

-Over 100 years of combined industry experience;

-Managed businesses with total revenues in excess of $24 billion;

-Improved profitability by between 50% and 400% at the companies they have led while also growing market share;

-Spearheaded the acquisition of more than 30 businesses totaling over $6 billion in invested capital; and

-Managed highly leveraged capital structures while delivering strong returns to investors.

CONTACTS:

Andy Stackpole
Managing Partner
(917)368-8204
Email: andystackpole@aol.com